Exhibit 1

                         AGREEMENT AMONG FILING PARTIES

      THIS AGREEMENT is made and entered into as of December 29, 2000, by and among Omnicom Group Inc., Communicade Inc. and Communicade Investment Company of Nevada, Inc. (collectively referred to herein as the "Filing Parties").

      WHEREAS, Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the "Act"), requires that, when a Schedule 13D is filed on behalf of more than one person, an agreement be executed and filed as an exhibit to the
Schedule 13D reflecting that the Schedule 13D is being filed on behalf of all such persons;

      NOW THEREFORE, in consideration of the premises and the mutual promises stated herein, the Filing Parties hereby agree as follows:

      1. Each Filing Party agrees that a single Schedule 13D (and any amendments thereto) will be jointly filed on behalf of all Filing Parties with respect to the shares of capital stock of Agency.com, Ltd., a Delaware corporation.

      2. Each Filing Party acknowledges and agrees that, pursuant to Rule 13d-1(k)(1) under the Act, each Filing Party individually is (i) eligible to use the Schedule 13D and (ii) responsible for the timely filing of such Schedule 13D and any amendments thereto and for the completeness and accuracy of the information concerning such Filing Party contained in such Schedule 13D. None of the Filing Parties, however, will be responsible for the completeness or accuracy of information concerning any other Filing Party contained in such
Schedule 13D, or any amendments thereto, unless such Filing Party knows or has reason to believe that such information is incomplete or inaccurate.

      3. This agreement will not be assignable by any Filing Party. Any assignment in violation of the foregoing will be null and void.

      4. This agreement will terminate upon the written notice of termination given by any Filing Party to the other Filing Parties.

      5. This agreement may be executed in several counterparts, each of which will be deemed to be an original copy hereof.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the undersigned hereby execute this Agreement Among Filing Parties as of the date set forth below.

Date:  December 29, 2000                    OMNICOM GROUP INC.

                                            By:  /s/ RANDALL J. WEISENBURGER
                                                   ---------------------------
                                                    Executive Vice President

                                            COMMUNICADE INC.

                                            By:   /s/ GERARD A. NEUMANN
                                                   ---------------------------
                                                    Chief Financial Officer

                                            COMMUNICADE INVESTMENT COMPANY
                                            OF NEVADA, INC.

                                            By:   /s/ GERARD A. NEUMANN
                                                   ---------------------------
                                                    Treasurer